UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): October 10, 2011

TODAYS ALTERNATIVE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32044	16-1576984
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

857 Post Road, Suite 397
Fairfield, CT 06824

Registrant’s telephone number, including area code: (888) 880-0994

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 10, 2011 , Todays Alternative Energy Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Steinhov Resources (the “Purchaser”) pursuant to which the Company sold an aggregate of 16,406,915 shares of its common stock, $.00001 par value per share (the “Shares”), to the Purchaser for an aggregate purchase price of $100,000 (the “Purchase Price”).  The Purchase Price is payable based on the following schedule: (i) $50,000 upon execution of the Agreement and (ii) $50,000 within thirty (30) days of execution of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to Exhibits 10.1, annexed hereto.

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Shares were all sold and issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Todays Alternative Energy Corporation

Date: October 14, 2011	By:	/s/ Len Amato
Len Amato
President, Chief Executive Officer and Chairman